UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under § 240.14a-12

ELECTRAMECCANICA VEHICLES CORP.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐  Fee paid previously with preliminary materials

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 15, 2023, ElectraMeccanica Vehicles Corp. (“ElectraMeccanica”) and Tevva Motors Limited (“Tevva”) announced that they have entered into an arrangement agreement, pursuant to which ElectraMeccanica and Tevva have agreed to combine by way of a British Columbia statutory plan of arrangement. This Schedule 14A filing consists of updated information posted on ElectraMeccanica’s microsite for the proposed transaction on September 5, 2023.

Updated Information Posted on ElectraMeccanica’s Microsite for the Proposed Transaction

Why Now: Exploring our Potential Market Opportunity with Tevva

One of the most intriguing fundamentals of our proposed merger with Tevva, is the potential market opportunity at our mutual doorsteps. Now is the time for electrified commercial trucking at scale for a wide range of reasons. Here, we break down four significant factors for why we're at the perfect economic, environmental and cultural intersection for Tevva and EMV to potentially combine forces.

Growth of Demand for Deliveries to Consumers and Businesses

Medium- and heavy-duty trucks represents a $275 billion, growing, global market. As consumers and businesses increase the volume of what they need and want shipped, the demand for zero-emission commercial vehicles will likely increase. In 2022, just 1.2% of medium- and heavy-duty trucks sold were electrified. Consumers and businesses that can benefit from Tevva’s zero-emission, commercial vehicles include postal service, e-commerce, utility, logistic, and government fleets - to name a few. Tevva is pioneering a cost-effective solution for decarbonizing fleets, and with demand for commercial vehicles on the rise, electric trucking is key to the industry’s future.

Population Growth

From a cultural perspective, we're seeing both behavior changes and lifestyle changes based on where people live. As urban populations get more dense, the demand for delivery is expected to increase dramatically in the coming years - 78% by 2030 in urban areas alone according to the World Economic Forum. That means more trucks, an anticipated 36% in the world’s top 100 cities, and thus - more emissions. EMV has a historic commitment to improving urban transport, and potentially partnering with Tevva allows us to transform that commitment and serve as a catalyst to reduce emissions in a rapidly growing segment based on urban population growth.

Increasing Consensus Around The Need for New Commercial Transportation Tech

Within transportation as a whole, medium- and heavy-duty trucks are responsible for an estimated 22% of all CO2 emissions – more than shipping and aviation combined. This number will only grow larger. Tevva’s 7.5t Battery Electric Vehicles (BEV) can be the “workhorses” that make delivery of goods a reality for hundreds of millions of people and businesses, playing a pivotal role in urban and inter-urban delivery. With the introduction of their 19t BEV with a hydrogen range extender in years to come, Tevva will be a catalyst in decarbonizing a large segment of a massive worldwide market that is under-electrified.

Expanding Government Incentives and Support

Upon announcing our potential merger agreement with Tevva, we made clear our intention to become a market leader in the U.K., EU and U.S. Conveniently, all three of these markets have the backing of strong government incentives for commercial fleet operators to rapidly increase adoption of electric commercial trucks. In the U.K., the Road to Zero strategy outlines steps to accelerate the adoption of fuel-efficient motoring by company car drivers, businesses operating fleets, and private motorists, among others, to achieve Net-Zero emissions by 2035. In fact, as set out in the plan, the U.K. looks to end the sale of new conventional petrol and diesel cars and vans by 2030, and by 2050 aims to have almost every car and van be zero emission. Further, there are significant grants and rebate incentives, especially for commercial fleet operators, outlined within the strategy. In the U.S., the recently passed Inflation Reduction Act (IRA) allows for up to a $40,000 tax credit for commercial vehicles. As a result, Wood Mackenzie estimates that 54,000 electric trucks will be on U.S. roads by 2025. In the EU, three complementary policies being implemented across the whole continent including REPowerEU, the European Green Deal and the EU Clean Mobility Package outline financial and other incentives for business and commercial fleet operators to increase use of zero-emission medium- and heavy-duty vehicles.

We invite you to further explore our market opportunity by reviewing the investor deck on our microsite. Additionally, our shareholder relations team is on standby to answer any questions and share excitement about the market opportunity that exists for the proposed combined company. Contact us any time at: ir@emvauto.com.

Additional Information and Where to Find It

In connection with the proposed merger, ElectraMeccanica intends to file with the SEC a preliminary and definitive proxy statement and management information circular (the “Circulars”) relating to the proposed transaction and other relevant documents. The definitive Circular will be mailed to ElectraMeccanica’s shareholders as of a record date to be established for voting on the proposed transaction and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE CIRCULARS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE CIRCULARS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ELECTRAMECCANICA, TEVVA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s website at www.sec.gov, on the Canadian Securities Administrators website at www.sedar.com, on ElectraMeccanica’s website at https://ir.emvauto.com/ or by contacting ElectraMeccanica’s Investor Relations via email at IR@emvauto.com.

Participants in the Solicitation

ElectraMeccanica and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the shareholders of ElectraMeccanica in connection with the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive Circulars (when available). Additional information regarding such directors and executive officers is included in ElectraMeccanica’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on April 17, 2023. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of ElectraMeccanica’s shareholders in connection with the proposed transaction and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive Circulars (when available).

These documents will be available free of charge as described in the preceding paragraph.

Safe Harbor Statement

This document includes “forward-looking statements” within the meaning of U.S. federal securities laws and applicable Canadian securities laws. Forward-looking statements may be identified by words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions. Forward-looking statements represent current judgments about possible future events, including, but not limited to statements regarding expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs relating to the proposed transaction between ElectraMeccanica and Tevva, such as statements regarding the combined operations and prospects of ElectraMeccanica and Tevva, the current and projected market, growth opportunities and synergies for the combined company, geographic expansion plans, and the timing and completion of the proposed transaction, including the satisfaction or waiver of all the required conditions thereto. These forward-looking statements are based upon the current beliefs and expectations of the management of ElectraMeccanica and Tevva and are subject to known and unknown risks and uncertainties. Factors that could cause actual events to differ include, but are not limited to:

•	the ability of the combined company to further penetrate the U.K. and EU markets, and start operations in the U.S. market with Tevva’s commercial vehicles without having any prior experience selling Tevva’s vehicles in the U.S. market;
•	the total addressable market of ElectraMeccanica, Tevva and of the combined business;
•	general economic conditions in the markets where ElectraMeccanica and Tevva operate and where the combined company will operate;
•	the expected timing of regulatory approvals relating to the proposed transaction, the businesses of ElectraMeccanica and Tevva and of the combined company and product launches of such businesses and companies;

•	non-performance of third-party vendors and contractors;
•	risks related to the combined company’s ability to successfully sell its products and the market reception to and performance of its products;
•	ElectraMeccanica’s and the combined company’s compliance with, and changes to, applicable laws and regulations;
•	ElectraMeccanica’s and the combined company’s limited operating history;
•	the combined company’s ability to manage growth;
•	the combined company’s ability to obtain additional financing;
•	the combined company’s ability to expand product offerings;
•	the combined company’s ability to compete with others in its industry;
•	the combined company’s ability to protect our intellectual property;
•	ElectraMeccanica’s and the combined company’s ability to list the common stock of the combined company on Nasdaq;
•	ElectraMeccanica’s and the combined company’s ability to defend against legal proceedings;
•	the combined company’s success in retaining or recruiting, or changes required in, our Officers, key employees or Directors;
•	the ability to successfully integrate the businesses of ElectraMeccanica and Tevva after the completion of the proposed transaction;
•	the combined company’s ability to achieve the expected benefits from the proposed transaction within the expected time frames or at all;
•	the incurrence of unexpected costs, liabilities or delays relating to the proposed transaction;
•	the risk that if the proposed transaction does not close that Tevva is unable to repay the $6 million credit facility provided by ElectraMeccanica;
•	the risk that the proposed transaction may not be accretive to ElectraMeccanica’s shareholders; and
•	other economic, business, competitive, and regulatory factors affecting the businesses of the companies generally, including but not limited to those set forth in ElectraMeccanica’s filings with the SEC, including in the “Risk Factors” section of ElectraMeccanica’s Annual Report on Form 10-K filed with the SEC on April 17, 2023, and its subsequent SEC filings.

Readers are cautioned not to place undue reliance on forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of ElectraMeccanica or the combined company. Forward-looking statements speak only as of the date they are made, and ElectraMeccanica, Tevva and the combined company undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where they are expressly required to do so by law.